Exhibit 10.5

Brussels, 30 April 2007

To:	Greif Italia S.p.A.

Via A. Vespucci, 1

20066 Melzo Milan

Italy

To the attention of : Mr. Michel Verholen

Dear Sirs,

WHEREAS:

1.Greif ITALIA S.p.A. in its capacity as Seller and Servicer, GREIF BELGIUM BVBA in its capacity as Master Servicer and ING BANK NV, Milan branch, in its capacity as Purchaser and Transaction Administrator (the Bank and together with the Seller, the Servicer, the Transaction Administrator and the Master Servicer, the Parties) have on 28th October, 2005 entered into a Receivables Purchase Agreement pursuant to which, inter alia, the Parties have agreed the terms and the conditions relating to the sale of the Seller’s trade receivables. The RPA has been amended by an amendment agreement dated 29 June 2006 and by an amendment agreement of 27 October 2006. The Receivables Purchase Agreement, as amended, is hereafter referred to as “the RPA.”

2. The Parties wish to amend the RPA in accordance with the terms and conditions set forth hereunder (the Amendment Agreement).

NOW IT IS HEREBY AGREED AS FOLLOWS:

The Parties hereto hereby agree for themselves and for the benefit of their successors and permitted assigns that, on and with effect from the date of 30 April 2007, the RPA shall be amended as set out below.

1.	Amendments to the RPA

1.1	In clause 1 (Definitions of the RPA), the following amendments will be made:

(a)	The definition of “Programme Amount” will be deleted.

(b)	The definition of “Maximum Programme Amount” will be amended as follows: “Maximum Programme Amount means EUR 95,000,000 with respect to the Combined Portfolio.”

(c)	The following definition will be added after “Pan-European Data Period”:

“Pan-European GIPP has the meaning ascribed to the term “Global Initial Purchase Price (“GIPP”)” in the Pan- European Receivables Purchase Agreement.

1.2	Clause 3.4(e) of the RPA will be amended as follows:

“(e) the purchase of such Receivables will not result in the aggregate of the GIPP and the Pan-European GIPP exceeding the Maximum Programme Amount.”

1.3	In Clause 4.9 of the RPA, the phrase “the payment of a penalty fee of 0.001 % calculated on the Programme Amount with a minimum of EUR 1000” will be replaced by the following:

“the payment of a penalty fee of 0.01 % calculated on the Nominal Value of Eligible Receivables for Calculation of GIPP”.

1.4	The last sentence of Clause 7.2 of the RPA will be amended as follows:

“The aggregate of the GIPP and the Pan-European GIPP shall never be higher than the Maximum Programme Amount.”

1.5	In paragraph 1 (Applied parameters for the calculation of the purchase price) of Schedule 4 bis (Calculation Specificities and applied parameters for the calculation of the Purchase Price), the definition “Amount for Fee” will be deleted.

1.6	Section 2 (Method of Calculation applicable to charges and costs) of Schedule 6 (Charges and other costs) will be replaced by the following:

(a)	For each Charges Period, the Charges shall be calculated as follows:

(i)	Funding Costs = the Funding Rate * by GIPP as of the previous Calculation Date * number of days in the current Charges Period / 360 days;

(ii)	Servicing Fee = the Servicing Fee Rate * the Combined Portfolio as of the previous Calculation Date * number of days in the current Charges Period / 360 days* Global Portfolio/Combined Portfolio;

(iii)	Backup Servicing Fee (if any) = Backup Servicing Fee Rate * the Combined Portfolio as of the previous Calculation Date * number of days in the current Charges Period / 360 days * Global Portfolio/Combined Portfolio;

(iv)	Administration Fee = Administration Fee Rate* the Combined Portfolio as of the previous Calculation Date * number of days in the current Charges Period / 360 days* Global Portfolio/Combined Portfolio;

(v)	Commitment Fee = the Commitment Fee * Global Portfolio/Combined Portfolio.

the Commitment Fee is calculated as follows:

the Maximum Programme Amount * Commitment Fee Rate * number of days in the current Charges Period/360 days.

(vi)	Concentration Fee: Concentration Fee Rate * Concentration Limit * number of days in the current Charges Period / 360 days.

(b)	In accordance with Enclosure IV, the Charges will (i) start accruing from the first Settlement Date; (ii) will be payable in arrears on each Settlement Date; and (iii) be deducted from the Total Collections according to the priority of allocation defined in Clause 11 and Enclosure IV.

(c)	The selection of the source of funding shall in all events be in the sole discretion of the Purchaser.

2.	No Novation

This Amendment Agreement shall not create or imply any novation (novazione in the meaning attributed to such expression by Italian Law) to the RPA. The provisions of the RPA, as amended and/or supplemented by this Amendment Agreement, shall remain in full force and effect and nothing herein contained shall be construed as a waiver or modification of existing rights under the RPA, except as such rights are expressly modified hereby.

This Amendment Agreement shall form a part of the RPA which constitutes, together with this Amendment Agreement a single agreement.

The parties hereby agree that any reference to the RPA in any Transaction Documents shall be construed as a reference to the RPA, as amended and supplemented by this Amendment Agreement.

3.	Governing Law - Jurisdiction

This Amendment Agreement shall be governed by, and construed in accordance with, Italian law.

Any dispute as to the validity, interpretation, performance or any other matter arising out of this Amendment Agreement shall be subject to the exclusive jurisdiction of the competent courts of Milan.

If you are in agreement with the foregoing, please reproduce the content of this letter on each Party’s letterhead and return a copy of this letter to us duly signed by their legal representative in sign of acknowledgement and full acceptance.

Your sincerely.

ING Bank N.V., Milan branch, as Purchaser and Transaction Administrator represented by:___________________________
duly authorised for the purpose of this Amendment Agreement

For approval:

Greif Italia S.p.A. as Seller and Servicer

represented by:___________________________
duly authorised for the purpose of this Amendment Agreement

Greif Belgium BVBA as Master Servicer

represented by:___________________________
duly authorised for the purpose of this Amendment Agreement

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